                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       National Equipment Services, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       NATIONAL EQUIPMENT SERVICES, INC.

                         NOTICE OF 1999 ANNUAL MEETING
                              AND PROXY STATEMENT

                       NATIONAL EQUIPMENT SERVICES, INC.
                       1603 Orrington Avenue, Suite 1600
                           Evanston, Illinois 60201

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of National Equipment Services, Inc. (the "Company"), which will be held on Thursday, June 17, 1999, at 1:00 p.m., local time, at the Company's headquarters at 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201.

   The Notice of Meeting, Proxy Statement and Proxy Form are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

   It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy Form and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,

                                          /s/ Paul R. Ingersoll

                                          Paul R. Ingersoll
                                          Senior Vice President and Secretary

                       NATIONAL EQUIPMENT SERVICES, INC.
                       1603 Orrington Avenue, Suite 1600
                           Evanston, Illinois 60201

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   The Annual Meeting of Stockholders of National Equipment Services, Inc. (the "Company") will be held on Thursday, June 17, 1999, at 1:00 p.m., local time, at the Company's headquarters at 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201 to consider and take action with respect to the following matters:

  1. The election of one director to hold office for a term of three years;

  2. The approval of the issuance of up to 100,000 shares of Senior Redeemable Convertible Preferred Stock, Series A and the issuance of shares of Common Stock upon conversion thereof;

  3. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

  4. The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   Holders of record of the Company's Common Stock at the close of business on May 12, 1999 are entitled to receive notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at the Company's principal executive offices, 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201, and at the location of the meeting set forth above, in each case for a period of 10 days prior to the meeting.

                                          By Order of the Board of Directors

                                          /s/ Paul R. Ingersoll
                                          Paul R. Ingersoll
                                          Senior Vice President and Secretary

May   , 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IN ADDITION, YOUR PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY DELIVERY OF A LATER-DATED PROXY.

                       NATIONAL EQUIPMENT SERVICES, INC.
                       1603 Orrington Avenue, Suite 1600
                           Evanston, Illinois 60201

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        Annual Meeting of Stockholders
                                 to be held on
                                 June 17, 1999

                               ----------------

   This proxy statement (this "Proxy Statement") is being furnished to the holders of common stock, par value $0.01 per share (the "Common Stock"), of National Equipment Services, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the annual meeting of stockholders to be held on June 17, 1999 at 1:00 p.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"). The purpose of the Annual Meeting is to elect one director to the Board, to approve the issuance of up to 100,000 shares of Senior Redeemable Convertible Preferred Stock, Series A, par value $0.01 per share (the "Preferred Stock"), and the issuance of shares of Common Stock upon conversion thereof and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 1999 fiscal year.

   The Notice of Meeting, this Proxy Statement and the Proxy Form are being mailed on or about May 17, 1999 to holders of record of the Common Stock at the close of business on May 12, 1999. The Company's Annual Report to Stockholders, which includes portions of the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999, were mailed to stockholders on or about April 14, 1999.

   If the enclosed proxy form (the "Proxy Form") is properly signed, dated and returned to the Company, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote FOR the election of the nominee named herein as director, FOR the issuance of up to 100,000 shares of Preferred Stock to investors in a private placement and the issuance of shares of Common Stock upon conversion thereof and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 1999 fiscal year. The Company's management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of the Company's management.

   Returning your completed Proxy Form will not prevent you from voting in person at the Annual Meeting if you are present and wish to vote. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Company prior to the Annual Meeting at the Company's principal executive offices at the address above or by submission of a later-dated proxy.

   Each outstanding share of Common Stock entitles the holder thereof to one vote on each matter to come before the Annual Meeting. As of May 12, 1999,
there were            shares of Common Stock outstanding. The presence in
person or by proxy of a majority of the shares of Common Stock outstanding will constitute a quorum for the transaction of business. Pursuant to Delaware law, abstentions are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Under Delaware law, broker "non-votes" are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

                                  PROPOSAL 1

                             ELECTION OF DIRECTOR

   The Company's by-laws provide that the size of the Board shall be fixed from time to time by resolution of the Board and that vacancies on the Board may be filled by the remaining directors. The Board currently consists of five directors, who are divided into three classes, each consisting of one or two directors, who serve staggered three-year terms. Ronald St. Clair's term will expire at the 1999 Annual Meeting. Kevin Rodgers' and William Kessinger's terms will expire at the 2000 Annual Meeting. Carl Thoma's and John Grove's terms will expire at the 2001 Annual Meeting. Each director is elected to serve for the remaining term of any vacancy filled by the director or until the third succeeding annual meeting of stockholders (if elected at an annual meeting of stockholders) or until a successor is duly elected.

   Mr. St. Clair has been nominated for re-election at the Annual Meeting. See "Management--Nominee for Director" and "Management--Continuing Directors" for information with respect to Mr. St. Clair and the continuing directors of the Company. The Company believes that the nominee is willing to be elected and to serve. In the event that the nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board may or may not select a substitute nominee. If a substituted nominee is selected, all proxies will be voted for the person selected.

   A director will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. There is no cumulative voting as to any matter, including the election of directors.

The Board of Directors recommends a vote "FOR" the election of the nominee.

                                  PROPOSAL 2

  ISSUANCE OF UP TO 100,000 SHARES OF SENIOR REDEEMABLE CONVERTIBLE PREFERRED
                                STOCK, SERIES A

   The following summary of Proposal 2 is qualified in its entirety by reference to the provisions of that certain Purchase Agreement dated April 27, 1999 (the "Purchase Agreement"), including, without limitation, the form of Certificate of Designation attached as an exhibit to the Purchase Agreement (the "Certificate of Designation"), and the term sheet for Registration Rights attached as an exhibit to the Purchase Agreement (the "Registration Rights Term Sheet"), each of which are incorporated herein by reference. Stockholders may obtain a copy of the Purchase Agreement, the Certificate of Designation, the Registration Rights Term Sheet and the Registration Rights Agreement (as defined) by writing or calling Mr. Paul Ingersoll, Senior Vice President and Secretary, National Equipment Services, Inc., 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201, telephone: (847) 733-1000.

General Description of the Transaction

   Pursuant to the Purchase Agreement by and among the Company, The 1818 Fund III, L.P. ("The Fund"), Co-Investment Partners, L.P., ("CIP"), Erie Indemnity Company ("Erie Indemnity"), Erie Insurance Exchange ("Erie Exchange") and Aquila Limited Partnership ("Aquila" and together with The Fund, CIP, Erie Indemnity and Erie Exchange, the "Purchasers"), the Company will issue up to 100,000 shares of its new class of Preferred Stock to the Purchasers (the "Preferred Shares") in exchange for an aggregate amount in cash of up to $100,000,000 (the "Transaction"). The Transaction will take place in two separate phases. Upon consummation of the first closing, the Company will issue 60,000 Preferred Shares to the Purchasers in exchange for $60,000,000 in cash ("Phase I"). Upon consummation of the second closing, the Company will issue up to 40,000 additional Preferred Shares to the Purchasers in exchange for up to $40,000,000 in additional cash ("Phase II").

   The Preferred Shares will be unregistered and, in addition to any resale limitations imposed by the Securities Act of 1933, as amended (the "Securities Act"), will be subject to certain restrictions on transfer. Pursuant to an Amended and Restated Registration Agreement between the Company, the Purchasers and certain other stockholders of the Company (the "Registration Rights Agreement"), to be effective upon consummation of Phase I of the Transaction, the Purchasers will be granted certain rights to require the Company to register their shares in the future. See "--The Registration Rights Agreement."

   Consummation of Phase II of the Transaction is conditioned on the approval by the Company's stockholders at the Annual Meeting of the issuance of up to 100,000 shares of Preferred Stock and the issuance of shares of Common Stock upon conversion thereof. See "--The Purchase Agreement--Conditions to the Obligation of the Company to Close at the Second Closing." Based on its evaluation of the Transaction, the Board of Directors has recommended that the Company's stockholders vote in favor of the issuance of up to 100,000 shares of Preferred Stock and the issuance of shares of Common Stock upon conversion thereof. In the event that the Company does not obtain such stockholder approval, the Company may still consummate Phase I of the Transaction but will not consummate Phase II.

Background to the Transaction

   A core component of the Company's business strategy is the acquisition of complimentary businesses and assets, principally for cash. The Company's management has determined that, in order to successfully proceed with this business strategy, it is critical that the Company increase its available sources of cash. Additionally, the Board of Directors believes that it is important to improve the Company's balance sheet (and, in particular, its current assets and cash) and to raise additional capital as quickly as possible. The Board of Directors has concluded that a public offering would take too much time to complete and would be too costly. Accordingly, the Board of Directors has determined that it would be advisable to raise the additional capital through consummation of the Transaction.

   The issue price for the Preferred Shares ($1,000 per share, which constitutes 100% of the principal amount of the issue)(the "Stated Value") and the initial conversion price of the Preferred Shares ($13.00 per share) were determined through negotiations between the Company and the Purchasers and were based upon the fair market value of the Company's Common Stock as reported by the New York Stock Exchange. The Board of Directors accepted an initial conversion price of $13.00 per share because it was greater than the fair market value of the Company's Common Stock throughout April 1999.

   The Board of Directors is authorized by the Company's Certificate of Incorporation, without any action of the stockholders, to issue one or more classes and series of preferred stock with respect to which the Board of Directors may determine voting, conversion, redemption and other rights which could adversely affect the rights of holders of Common Stock. The rights of the holders of Common Stock generally are subject to the prior rights of any preferred stock issued by the Company with respect to dividends, liquidation preferences and other matters. Among other things, preferred stock can be issued by the Company to raise capital or to finance acquisitions. The issuance of preferred stock under certain circumstances can have the effect of delaying or preventing a change of control of the Company.

   Notwithstanding provisions of the Company's Certificate of Incorporation permitting the issuance of preferred stock without stockholder approval, the rules of the New York Stock Exchange ("NYSE Guidelines") require stockholder approval prior to the issuance by the Company of securities convertible into Common Stock, in any transaction or series of related transactions, if the number of shares of Common Stock into which such securities may be convertible equals 20% or more of the Company's Common Stock outstanding before the issuance of such securities. As a result, the Company is seeking stockholder approval of the issuance of up to 100,000 shares of Preferred Stock and the issuance of shares of Common Stock upon conversion thereof.

Terms of the Senior Redeemable Convertible Preferred Stock, Series A

   The Preferred Stock to be issued to the Purchasers in connection with the Transaction will have the following designations, preferences and rights:

 Dividends

   Each holder of shares of Preferred Stock will be entitled to receive dividends and other distributions on a parity with each holder of Common Stock. Such dividends and distributions will be payable on each share of Preferred Stock in an amount equal to the dividends per share payable on the number of shares of Common Stock into which such share of Preferred Stock would be convertible on the record date for determining eligibility to receive such dividends or, if no record date is established, on the date such dividends are actually paid.

 Optional Conversion

   Any holder of Preferred Stock will have the right to convert, subject to certain terms and provisions set forth in the Certificate of Designation, any or all of such holder's shares of Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Stated Value divided by (ii) the Conversion Price (as defined below) then in effect, except that with respect to any shares which are called for redemption, such right will terminate at the close of business on the date of redemption for such shares, unless in any such case the Company defaults in payment due upon redemption thereof.

   The "Conversion Price" shall be $13.00, subject to adjustment on a weighted average basis upon an issuance of Common Stock at a price per share below the then current Conversion Price. Notwithstanding the foregoing, no such adjustment will be made (x) upon the sale or grant of shares of Common Stock or options to acquire shares of Common Stock in an aggregate amount not to exceed 3,181,419 shares (adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) of Common Stock to employees or directors of the Company or to other service providers, or upon the issuance of shares of Common Stock upon exercise of any such options, if the sales price or exercise price thereof was not less than the market price of the Common Stock on the date such shares of Common Stock or options were sold or granted, provided that in the case of options, the market price will be measured as of the time any such option was granted, not at the time of exercise, or (y) upon any adjustment in the Conversion Price itself. The Conversion Price is further subject to standard anti-dilution adjustments in the case of stock dividends, stock splits, reclassifications of stock and other similar transactions.

 Mandatory Conversion

   If at any time after one year from the issue date of such Preferred Stock, the arithmetic average of the closing market price of the Company's Common Stock over a 60 consecutive trading day period equals or exceeds $20.00 (adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations), then on the business day specified by the Company occurring no more than 60 days after the end of such 60 trading day period (the "Mandatory Conversion Date") the Company will have the right to require all the holders of Preferred Stock to covert all (but not less than all) of their shares of Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Stated Value per share divided by (ii) the Conversion Price in effect on the date of conversion (the "Mandatory Conversion").

 Redemption

   On April 30, 2009 (the "Redemption Date"), the Company will redeem all of the shares of Preferred Stock then outstanding, at a price per share (the "Redemption Price") equal to the Stated Value plus an amount per share equal to all declared and unpaid dividends thereon.

 Change of Control Offer

   If a Change of Control (as defined in the Purchase Agreement) occurs, then the Company will within 5 business days thereafter offer to purchase from each holder of Preferred Shares (a "Change of Control Offer") all (but not less than all) outstanding Preferred Shares then held by such holder at a purchase price equal to the greater of: (A) the amount, if any, that each holder of shares of Preferred Stock would be entitled to receive per share of Common Stock in connection with such Change of Control if such holder of Preferred Stock had converted its shares or (B) $20.00 in cash per share of Common Stock assuming such holder of Preferred Stock had converted its shares of Preferred Stock. For the purposes of clause (A) of the preceding sentence, if, in connection with a Change of Control, the holders of shares of Common Stock are to receive securities of another entity that are listed or admitted to trading on a national securities exchange or quoted in the over-the-counter market, the amount that a holder of shares of Preferred Stock would be entitled to receive per share of Common Stock in connection with such Change of Control will be deemed to be equal to an amount which is 95% of the Market Price (as defined in the Purchase Agreement) of the securities to be received per share of Common Stock calculated as of the trading day immediately preceding the occurrence of the Change of Control.

 Voting Rights

   In addition to any voting rights provided by law, so long as the Preferred Stock is outstanding, each share of Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Preferred Stock will entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Preferred Stock into Common Stock.

   The affirmative vote of the holders of at least 51% of the outstanding shares of Preferred Stock, voting separately as a single class, will be necessary to increase the authorized number of shares of Preferred Stock, authorize, adopt or approve an amendment to the Company's Certificate of Incorporation that would increase or decrease the par value of the shares of Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Preferred Stock, or otherwise adversely affect the rights of the shares of the Preferred Stock.

 Liquidation Preference

   In the event of any dissolution, liquidation or winding-up of the Company other than a Change of Control transaction (a "Liquidation"), no distribution will be made to the holders of shares of any class of junior stock unless, prior thereto, the holders of shares of Preferred Stock have received an amount per share of Preferred Stock equal to the greater of (A) the Stated Value, plus all declared and unpaid dividends to the date of distribution, and
(B) the proceeds in Liquidation that the holders of Preferred Stock would have received in respect of all shares of Common Stock issuable to such holders upon conversion.

The Purchase Agreement

   Pursuant to the Purchase Agreement, the Company has agreed to issue at the First Closing (as defined) 36,000 shares of Preferred Stock to The Fund, 15,000 shares of Preferred Stock to CIP, 1,800 shares of Preferred Stock to Erie Indemnity, 4,200 shares of Preferred Stock to Erie Exchange and 3,000 shares of Preferred Stock to Aquila (collectively, the "First Preferred Shares") for a cash purchase price of $36,000,000 from the Fund, $15,000,000 from CIP, $1,800,000 from Erie Indemnity, $4,200,000 from Erie Exchange and $3,000,000 from Aquila (collectively, the "First Purchase Price"). In addition, subject to the terms and conditions set forth in the Purchase Agreement, the Company has agreed to issue at the Second Closing (as defined) 24,000 shares of Preferred Stock to the Fund, 10,000 shares of Preferred Stock to CIP, 1,200 shares of Preferred Stock to Erie Indemnity, 2,800 shares of Preferred Stock to Erie Exchange and 2,000 shares of Preferred Stock to Aquila (collectively, the "Second Preferred Shares") for a cash purchase price of $24,000,000 from the Fund, $10,000,000 from CIP, $1,200,000 from Erie
Indemnity, $2,800,000 from Erie Exchange and $2,000,000 from Aquila (collectively, the "Second Purchase Price" and together with the First Purchase Price, the "Purchase Price").

 Closings

   The purchase and issuance of the First Preferred Shares will take place at the closing (the "First Closing") to be held on May 14, 1999, or such later date on or prior to June 18, 1999 as the parties may agree (the "First Closing Date"). At the First Closing, subject to the terms and conditions set forth in the Purchase Agreement, the Company will deliver to each Purchaser the First Preferred Shares to be purchased by it in exchange for the First Purchase Price.

   The purchase and issuance of the Second Preferred Shares will take place at the closing (the "Second Closing") to be held on the next business day after the Annual Meeting or on such later date on or prior to June 18, 1999 (or, under certain circumstances, July 31, 1999) as the parties may agree (the "Second Closing Date"). At the Second Closing, subject to the terms and conditions set forth in the Purchase Agreement, the Company will deliver to each Purchaser the Second Preferred Shares to be purchased by it in exchange for the Second Purchase Price.

 Board Representation and Visitation Rights

   The Company will, at or prior to the First Closing Date, cause one person designated by the Fund to be elected to its Board of Directors. Such designee will serve until the next succeeding annual meeting of stockholders of the Company to be held after such election.

   Commencing with the next succeeding annual meeting of stockholders of the Company, and at each annual meeting of stockholders of the Company thereafter, so long as The Fund holds 20% of the shares of Common Stock issued or issuable upon conversion of the Preferred Shares acquired by The Fund in the Transaction, The Fund will be entitled to designate one director to the Board of Directors. The Company will cause such designee of The Fund to be included in the slate of nominees recommended by the Board to the Company's stockholders for election as directors, and the Company will use its reasonable best efforts to cause the election of such designee. Notwithstanding the foregoing, if The Fund has not designated a person and is entitled to do so, The Fund will be entitled to receive all notices and materials distributed to the members of the Board, and to designate one person who shall be entitled to attend all meetings of the Board and committees thereof and to receive minutes of all such meetings upon preparation thereof.

   In addition to the rights granted above, (i) so long as The Fund holds 20% of the shares of Common Stock issued or issuable upon conversion of the Preferred Shares acquired by The Fund in the Transaction, The Fund will have the right to have a representative attend all regular and special meetings of the Board and (ii) so long as CIP holds 20% of the shares of Common Stock issued or issuable upon conversion of the Preferred Shares acquired by CIP in the Transaction, CIP will have the right to have a representative attend all regular and special meetings of the Board of Directors. These visitation rights shall include the right to receive the same notice and materials provided to the Board at the same time as provided to the Board.

 Standstill Provisions

   Each Purchaser has agreed that for a period of three years from the First Closing Date it will not acquire any Voting Stock (as defined in the Purchase Agreement) of the Company if as a result of such acquisition, the Purchasers and their affiliates will beneficially own in the aggregate in excess of 49% of the Voting Stock of the Company. Notwithstanding the foregoing, Brown Brothers Harriman & Co. ("BBH&Co.") will be entitled to process any unsolicited orders to buy any Voting Stock of the Company and BBH&Co. will be entitled to solicit orders to purchase or recommend that persons purchase Voting Stock of the Company.

 Transfer Restrictions

   The Preferred Shares will not be registered under Federal or state securities laws and will bear a legend to such effect. Under such laws, the Preferred Shares may not be offered, sold or transferred except (i) pursuant to an exemption from registration under the Securities Act and such other applicable laws, or (ii) pursuant to an effective registration statement under the Securities Act. The Purchasers will be granted certain rights to require the Company to register the Preferred Shares in the future in accordance with the Registration Rights Agreement.

 Indemnification

   The Company has agreed to indemnify and hold harmless each Purchaser and its affiliates and their respective agents and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from any and all losses, expenses or other liabilities ("Liabilities") resulting from any breach of any covenant, agreement, representation or warranty of the Company or any other action, or written threat thereof, relating to the transactions contemplated by the Purchase Agreement as long as a written claim thereof is made before the expiration of the relevant survival period set forth in the Purchase Agreement. However, the Company will not be liable for any amount paid in settlement of claims without the Company's consent or to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct, bad faith or gross negligence of such Indemnified Party or any affiliate.

   The representations and warranties of the Company will expire and terminate upon the earlier of (i) the conversion of all of the Preferred Shares into Common Stock and (ii) ninety (90) days after the filing of the Company's Form 10-K for the fiscal year ended December 31, 1999.

 Conditions to the Purchasers Obligation to Close at the First Closing

   The obligation of each Purchaser to purchase the First Preferred Shares to be purchased by it, to pay the First Purchase Price and to perform any related obligations under the Purchase Agreement is subject to, among other conditions, the satisfaction or waiver of the following conditions on or before the First Closing Date:

   1. The representations and warranties of the Company shall be true and correct in all material respects;

   2. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated in the Purchase Agreement;

   3. Phase I of the Transaction (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject such Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions to which it is subject;

   4. All actions by, notices to, or filings with, governmental authorities and other persons necessary or required in connection with the Transaction shall have been obtained and be in full force and effect;

   5. Since December 31, 1998, there shall have been no material adverse change, nor shall any such change be threatened, in the condition of the Company;

   6. The Company shall have conducted its business in the ordinary course from April 27, 1999 to the First Closing Date, and no extraordinary or other material transactions not in the ordinary course of business shall have occurred without such Purchaser's consent; provided, however, that the acquisition by the Company of (i) all of the shares of capital stock of another entity or (ii) all or substantially all of the assets of another entity shall, if such transaction (or series of transactions) is approved by the Board of Directors, be considered to be a transaction conducted in the ordinary course of business for the purposes of this condition;

   7. Between April 27, 1999 and the First Closing Date, (a) trading in the Common Stock shall not have been suspended by the Commission or by the New York Stock Exchange (the "NYSE"), (b) trading in securities generally on the NYSE shall not have been suspended or limited or minimum or maximum prices shall not have been generally established on such exchange, or additional material governmental restrictions, not in force on April 27, 1999 shall not have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (c) a general banking moratorium shall not have been declared by either Federal or New York State authorities and (d) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or, other than relating to Iraq or Kosovo, any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall not have occurred;

   8. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen against the Company or any of its subsidiaries which would reasonably be expected to (i) have a material adverse effect on the condition of the Company or (ii) have a material adverse effect on the ability of the Company to perform its obligations under the Purchase Agreement, the Preferred Shares or the Registration Rights Agreement;

   9. The waiting period under the Hart-Scott-Rodino Act (the "HSR Act") with respect to the First Preferred Shares to be acquired by such Purchaser shall have expired or been terminated; and

  10. The Fund shall simultaneously be purchasing all the First Preferred Shares to be purchased by it under the Purchase Agreement.

 Conditions to the Obligation of the Company to Close at the First Closing

   The obligations of the Company to issue and sell the First Preferred Shares to each Purchaser on the First Closing Date, shall be subject to, among other conditions, the satisfaction or waiver of the following conditions on or before the First Closing Date:

  1. The representations and warranties of such Purchaser shall be true and correct in all material respects;

  2. Such Purchaser shall have performed and complied with all of its agreements and conditions set forth or contemplated in the Purchase Agreement;

  3. Phase I of the Transaction (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions in which it is subject;

  4. All actions by, notices to, or filings with, governmental authorities and other persons necessary or required in connection with the Transaction shall have been obtained and be in full force and effect; and

  5. The waiting period under the HSR Act with respect to the First Preferred Shares to be acquired by such Purchaser shall have expired or been terminated.

 Conditions to the Purchasers Obligation to Close at the Second Closing

   The obligation of each Purchaser to purchase the Second Preferred Shares to be purchased by it, to pay the Second Purchase Price and to perform any related obligations under the Purchase Agreement is subject to, among other conditions, the satisfaction or waiver of the following conditions on or before the Second Closing Date:

   1. The representations and warranties of the Company shall be true and correct in all material respects;

   2. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated in the Purchase Agreement;

   3. Phase II of the Transaction (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject such Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions to which it is subject;

   4. All actions by, notices to, or filings with, governmental authorities and other persons necessary or required in connection with the Transaction shall have been obtained and be in full force and effect;

   5. Since December 31, 1998, there shall have been no material adverse change, nor shall any such change be threatened, in the condition of the Company;

   6. The Company shall have conducted its business in the ordinary course from the date of the Purchase Agreement to the Second Closing Date, and no extraordinary or other material transactions not in the ordinary course of business shall have occurred without such Purchaser's consent; provided, however, that the acquisition by the Company of (i) all of the shares of capital stock of another entity or (ii) all or substantially all of the assets of another entity shall, if such transaction (or series of transactions) is approved by the Board of Directors, be considered to be a transaction conducted in the ordinary course of business for the purposes of this condition;

   7. Between the First Closing Date and the Second Closing Date, (a) trading in the Common Stock shall not have been suspended by the Commission or by the NYSE, (b) trading in securities generally on the NYSE shall not have been suspended or limited or minimum or maximum prices shall not have been generally established on such exchange, or additional material governmental restrictions, not in force on April 27, 1999, shall not have been imposed upon trading in securities generally by such exchange or by order of the Securities and Exchange Commission or any court or other governmental authority, (c) a general banking moratorium shall not have been declared by either Federal or New York State authorities and (d) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or, other than relating to Iraq or Kosovo, any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall not have occurred;

   8. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen against the Company or any of its subsidiaries which would reasonably be expected to (i) have a material adverse effect on the condition of the Company or (ii) have a material adverse effect on the ability of the Company to perform its obligations under the Purchase Agreement, the Preferred Shares or the Registration Rights Agreement;

   9. The waiting period under the HSR Act with respect to the Second Preferred Shares to be acquired by such Purchaser shall have expired or been terminated;

  10. The Fund shall simultaneously be purchasing all the Second Preferred Shares to be purchased by it under the Purchase Agreement; and

  11. The stockholders of the Company shall have duly approved at the Annual Meeting the issuance of the Second Preferred Shares pursuant to the Purchase Agreement.

 Conditions to the Obligation of the Company to Close at the Second Closing

   The obligations of the Company to issue and sell the Second Preferred Shares to each Purchaser on the Second Closing Date, shall be subject to, among other conditions, the satisfaction or waiver of the following conditions on or before the Second Closing Date:

  1. The representations and warranties of such Purchaser shall be true and correct in all material respects;

  2. Such Purchaser shall have performed and complied with all of its agreements and conditions set forth or contemplated in the Purchase Agreement;

  3. Phase II of the Transaction (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions in which it is subject;

  4. All actions by, notices to, or filings with, governmental authorities and other persons necessary or required in connection with the Transaction shall have been obtained and be in full force and effect;

  5. The waiting period under the HSR Act with respect to the Second Preferred Shares to be acquired by such Purchaser shall have expired or been terminated; and

  6. The stockholders of the Company shall have duly approved at the Annual Meeting the issuance of the Second Preferred Shares pursuant to the Purchase Agreement.

 Purchasers Fee

   The Company will pay to the Purchasers at the First Closing a facility fee equal to 5% of the aggregate First Purchase Price and at the Second Closing a facility fee equal to 5% of the aggregate Second Purchase Price.

 Expenses

   The Company has acknowledged and agreed that if the transactions contemplated by the Purchase Agreement are consummated as to any particular Purchaser, the Company will reimburse such Purchaser for all (i) reasonable out-of-pocket expenses and all consulting and legal fees and expenses and other charges of such Purchaser in connection with the negotiation, execution and delivery of the Purchase Agreement, the Preferred Shares and the Registration Rights Agreement and (ii) reasonable fees and expenses of accountants for the Purchasers in connection with accounting due diligence, and (iii) the reasonable expenses incurred by the Purchasers in connection with consulting services. Notwithstanding the foregoing, the maximum amount of expenses to be reimbursed by the Company will not exceed $250,000 (exclusive of any HSR Act filing fees). The Company will pay the reasonable fees, out-of-pocket expenses and all expenses and other charges of each Purchaser incurred in connection with any amendment to this Agreement, the Certificate of Designation or the Registration Rights Agreement.

The Registration Rights Agreement

   In connection with the Transaction, the Company and the Purchasers will, prior to the First Closing Date, enter into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Purchasers will be entitled to certain demand and piggyback registration rights with respect to the Preferred Shares and any other shares of Common Stock owned or acquired by the Purchasers, so long as they were not acquired in violation of the standstill provisions contained in the Purchase Agreement (the "Co-investor Registrable Securities").

 Demand Rights

   At any time, subject to certain limitations and conditions set forth in the Registration Rights Agreement, (i) the holders of a majority of the Co-investor Registrable Securities may request registration under the Securities Act of all or any portion of their registrable securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), (ii) the holders of a majority of the Co-investor Registrable Securities may request registration under the Securities Act of all or any portion of their registrable securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available, and (iii) The Fund and CIP may request registration under the Securities Act of all or any portion of its registrable securities (an "Independent Demand Registration"). All registrations requested pursuant to this paragraph are referred to as "Demand Registrations." Demand Registrations will be made on a short form whenever the Company is permitted to do so. A Demand Registration may not be requested by the holders of Co-investor Registrable Securities unless the Co-investor Registrable Securities to be included in any such request exceeds the minimum aggregate offering value set forth in the Registration Rights Agreement.

   The holders of Co-investor Registrable Securities, as a group (the "Co-investor Group"), will each be entitled to request (i) four Long-Form Registrations in which the Company will pay all registration expenses ("Company-paid Long-Form Registrations") and (ii) an unlimited number of Long-Form Registrations in which the Co-investor Group will pay their share of the registration expenses. A registration will not count as one of the Co-investor Group's permitted Long-Form Registrations until it has become effective and no Company-paid

Long-Form Registration will count as one of the Co-investor Group's permitted Long-Form Registrations unless the Co-investor Group is able to register and sell at least 90% of the registrable securities requested to be included by the Co-investor Group in such registration. In addition to the Long-Form Registrations, the members of the Co-investor Group will each be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all registration expenses. Finally, The Fund and CIP (each a "Qualified Holder") will each be entitled to request one Independent Demand Registration in which the Company will pay all Registration Expenses. A registration will not count as such holder's permitted Independent Demand Registration until it has become effective and unless such holder is able to register and sell at least 50% of the Registrable Securities requested to be included by such holder in such registration.

 "Piggyback" Rights

   Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of registrable securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of registrable securities, including holders of Co-investor Registrable Securities, of its intention to effect such a registration and will include in such registration all registrable securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

Reasons for Submitting Phase II of Transaction to a Shareholder Vote

   Although the Company's Certificate of Incorporation permits the issuance of preferred stock without stockholder approval, the NYSE Guidelines require stockholder approval prior to the issuance by the Company of securities convertible into Common Stock, in any transaction or series of related transactions, if the number of shares of Common Stock into which such securities may be convertible equals 20% or more of the Company's Common Stock outstanding before the issuance of such securities. As a result, the Company is seeking stockholder approval of the issuance of up to 100,000 shares of Preferred Stock and the issuance of shares of Common Stock upon conversion thereof in order to satisfy the NYSE Guidelines. In the event that the Company does not obtain such stockholder approval, the Company may still consummate Phase I of the Transaction but will not consummate Phase II.

   The Board of Directors has determined that the entire Transaction (including both Phase I and Phase II) is in the best interests of the Company and its stockholders and has approved the Transaction and recommends a vote "FOR" the issuance of up to 100,000 shares of Preferred Stock and the issuance of shares of Common Stock upon conversion thereof.

                                  PROPOSAL 3

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP to serve as independent auditors of the Company with respect to the 1999 fiscal year to examine the financial statements of the Company for the fiscal year ending December 31, 1999 and to perform other appropriate accounting services.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, other independent public accountants will be considered by the Board of Directors upon recommendation by the Audit Committee.

The Board of Directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for fiscal 1999.

                                  MANAGEMENT

   The following sets forth certain information as of April 30, 1999, with respect to the Company's nominee for director, the Company's continuing directors, and the executive officers of the Company. The Board has the power to appoint the officers of the Company. Each officer will hold office for such term as may be prescribed by the Board and until such person's successor is chosen and qualified or until such person's death, resignation or removal.

Nominee for Director

   Ronald St. Clair                                                     Age: 61

     Mr. St. Clair has served as a director of the Company since October 1997. Mr. St. Clair founded High Reach Equipment, an aerial platform rental company headquartered in Baton Rouge, Louisiana. In 1993, Mr. St. Clair sold High Reach Equipment to Brambles Equipment Services, Inc. In 1994, Mr. St. Clair retired from High Reach Equipment.

Continuing Directors

  Kevin Rodgers                                                         Age: 48

     Mr. Rodgers has been President, Chief Executive Officer and a director of the Company since he founded the Company with Golder, Thoma, Cressey, Rauner Fund V, L.P. in June 1996. Prior thereto, Mr. Rodgers served as Chief Executive Officer of Brambles Equipment Services, Inc. and Brambles Records Management, Inc. from 1991 to June 1996. From 1991 to 1996, Mr. Rodgers also held the position of Executive Director of Brambles USA, a subsidiary of Brambles Industries Limited, an Australian public company with worldwide revenues of over US $2.5 billion. From 1979 to 1990, Mr. Rodgers held several positions at Morgan Equipment Company, a privately held heavy equipment dealership with worldwide sales of approximately $300 million, including Chief Executive Officer of Morgan Equipment's Australian operations from 1986 to 1990.

  Carl Thoma                                                            Age: 50

     Mr. Thoma is Chairman of the Board of the Company and has served as a director of the Company since its founding in June 1996. Mr. Thoma is the Managing Partner of Thoma Cressey Equity Partners, a private equity investment company in Chicago, Illinois, Denver, Colorado and San Francisco, California formed in December 1997 as a successor to Golder, Thoma, Cressey, Rauner, Inc. He also co-founded and has been a Managing Director of Golder, Thoma, Cressey, Rauner, Inc., the general partner of Golder, Thoma, Cressey, Rauner Fund V, L.P. and its predecessor funds, in Chicago, Illinois since 1980. Mr. Thoma is also a director of Global Imaging, Inc., Outsource Partners, Inc. and Paging Network, Inc.

  William Kessinger                                                     Age: 32

     Mr. Kessinger has served as a director of the Company since its founding in June 1996. Mr. Kessinger is a Principal of GTCR Golder Rauner, LLC, a private equity investment company in Chicago, Illinois formed in January 1998 as a successor to Golder, Thoma, Cressey, Rauner, Inc. Mr. Kessinger joined Golder, Thoma, Cressey, Rauner, Inc. in May 1995 and has been a Principal since September 1997. Prior thereto, Mr. Kessinger was a Principal with The Parthenon Group from July 1994 to May 1995. From August 1992 to June 1994, Mr. Kessinger attended Harvard Business School and received his MBA. Prior to that time, Mr. Kessinger served as an Associate with Prudential Asset Management Asia from August 1988 to June 1992. Mr. Kessinger is also a director of Answerthink Consulting Group, Inc., Excaliber, Inc., Global Imaging, Inc., National Computer Print, Inc. and Users, Inc.

  John Grove                                                             Age: 79

     Mr. Grove has served as a director of the Company since May 1998. Mr. Grove co-founded JLG Industries, Inc., a manufacturer of hydraulically-operated machinery specializing in aerial work platforms, in 1969 and served as Chairman and Chief Executive Officer until his retirement in 1993. Prior to 1969, Mr. Grove co-founded Grove Manufacturing Co. and developed the modern hydraulic crane. Mr. Grove is also a director of Falling Spring Corp., Truckcraft Corporation, Sentry Trust, Inc. and Zefer Operations, Inc.

Officers (Other Than Those who are Directors and Listed Above)

  Dennis O'Connor                                                        Age: 49

     Mr. O'Connor has been Chief Financial Officer of the Company since August 1996. Prior thereto,
  Mr. O'Connor served as Chief Financial Officer of Brambles Equipment Services, Inc. from November 1991 to August 1996, where Mr. O'Connor directed the financial and administrative functions for its seven operating divisions and assisted in operations management. From May 1986 to May 1990, Mr. O'Connor held various positions at Morgan Equipment Company, including Chief Financial Officer and General Manager.

  James O'Neil                                                           Age: 54

     Mr. O'Neil has been Chief Operating Officer of the Company since September 1998. Prior thereto, Mr. O'Neil served as President of the Company's Sprintank division from the date of the Company's acquisition of Sprintank in July 1997 to September 1998 and had also served as President of Sprintank from January 1996 to the date of such acquisition. From November 1992 to December 1995, Mr. O'Neil served as President and Chief Operating Officer of Encycle/Texas, Inc., a metal concentrate and waste recycling company. Previously, Mr. O'Neil held various senior executive management positions with Laidlaw Environmental Services, Inc. and Tricil Environmental Response, Inc.

  Paul Ingersoll                                                         Age: 33

     Mr. Ingersoll has been Senior Vice President of the Company since February 1999 and Secretary of the Company since June 1996. From June 1996 to February 1999, Mr. Ingersoll also served as Vice President of Corporate Development of the Company. Prior thereto, Mr. Ingersoll served as Assistant to the Executive Director of Brambles USA from March 1992 to May 1996 and as Financial Analyst from November 1989 to March 1992. During his tenure at Brambles, Mr. Ingersoll closed 19 acquisitions related to equipment services and records management.

Information About the Board of Directors

   The Board of Directors met three times during fiscal 1998. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors may also create other committees, including an executive committee and a nominating committee. Each director attended 75% or more of the meetings of the Board of Directors and any committees on which such director served during fiscal 1998.

   Audit Committee. The Audit Committee of the Board of Directors is composed of three directors (currently Messrs. Thoma, Kessinger and Grove). The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and reviews such audit results. The Audit Committee did not meet during fiscal 1998.

   Compensation Committee. The Compensation Committee is composed of three directors (currently Messrs. Thoma, Kessinger and St. Clair). The Compensation Committee makes recommendations regarding the Incentive Plan and decisions concerning salaries and incentive compensation for executive officers, key employees and consultants of the Company. The Compensation Committee met once during fiscal 1998.

Compensation of Directors

   Directors of the Company currently do not receive a salary or an annual retainer for their services, except for (i) Mr. St. Clair, who receives an annual fee of $40,000 and (ii) Mr. Grove, who receives an annual fee of $8,000 and fees of $1,500 for each Board meeting (or $500 if such Board meeting is telephonic) and $500 for each Board committee meeting Mr. Grove attends. The Company expects that new non-employee directors not otherwise affiliated with the Company or its stockholders will be paid an annual cash retainer. All directors are reimbursed for out-of-pocket expenses related to their service as directors, including expenses incurred in connection with attending meetings. Directors may also be issued options pursuant to the National Equipment Services, Inc. Long Term Incentive Plan (the "Incentive Plan").

   In connection with the Company's initial public offering of Common Stock (the "Initial Stock Offering"), the Company granted each of Mr. Grove and Mr. St. Clair, under the Incentive Plan, an option to acquire 10,000 shares of Common Stock that will vest in equal daily installments over the five year period ending July 13, 2003. The Company granted such options at an option price equal to the public offering price. In addition, at each anniversary of the Initial Stock Offering, the Company intends to grant each of Mr. Grove and Mr. St. Clair, under the Incentive Plan, an option to acquire 2,000 shares of Common Stock that will vest in equal daily installments over the five year period commencing on the date of grant. The Company intends to grant such options at an option price equal to the fair market value of the Common Stock on the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the SEC. Certain officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that each of its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during fiscal 1998.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 1999 by (i) each stockholder known by the Company to own beneficially five percent or more of the outstanding shares of the Company's Common Stock, (ii) each current director of the Company, (iii) each Named Executive Officer (as defined) of the Company and (iv) all directors of the Company and executive officers of the Company as a group. As of March 31, 1999, there were 24,123,387 shares of Common Stock outstanding. To the knowledge of the Company, each stockholder has sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote. Unless otherwise indicated, the business address of each person is the Company's corporate address.

                                                         Number of
                                                         Shares(1)  Percent(2)
                                                         ---------- ----------
Golder, Thoma, Cressey, Rauner Fund V, L.P.(3).......... 13,861,142      57.5%
Kevin Rodgers(4)........................................  1,112,100       4.6
Dennis O'Connor(5)......................................    285,057       1.2
James O'Neil(6).........................................     45,398          *
Paul Ingersoll(7).......................................    152,057          *
Carl Thoma(8)........................................... 13,861,142      57.5
William Kessinger(8).................................... 13,861,142      57.5
John Grove(9)...........................................     11,759          *
Ronald St. Clair(10)....................................     73,140          *
All Directors and Executive Officers as a Group (8
 persons)(8)............................................ 15,540,653      64.4

--------
*Less than one percent.

 (1) The number of shares includes shares of Common Stock subject to options exercisable within 60 days of March 31, 1999.

 (2) Shares subject to options exercisable within 60 days of March 31, 1999 are considered outstanding for the purpose of determining the percentage of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

 (3) Includes 24,287 shares of Common Stock held by GTCR Associates V, a partnership affiliated with Golder, Thoma, Cressey, Rauner Fund V, L.P. The address of each of Golder, Thoma, Cressey, Rauner Fund V, L.P. and GTCR Associates V is 6100 Sears Tower, Chicago, Illinois 60606.

 (4) Includes 1,112,000 shares of Common Stock owned by Mr. Rodgers' family limited partnership, Rodgers Investment Partners, L.P., as to which he disclaims beneficial ownership.

 (5) The shares of Common Stock beneficially owned by Mr. O'Connor include 7,057 shares subject to options.

 (6) The shares of Common Stock beneficially owned by Mr. O'Neil include 17,589 shares subject to options.

 (7) The shares of Common Stock beneficially owned by Mr. Ingersoll include 7,057 shares subject to options.

 (8) Includes 13,836,855 shares of Common Stock held by Golder, Thoma, Cressey, Rauner Fund V, L.P., of which GTCR V, L.P. is the general partner, and also includes 24,287 shares of Common Stock held by GTCR Associates V. Each of Messrs. Thoma and Kessinger is a principal of Golder, Thoma, Cressey, Rauner, Inc., the general partner of GTCR V, L.P. and the managing general partner of GTCR Associates V, and therefore may be deemed to share investment and voting control over the shares of Common Stock held by Golder, Thoma, Cressey, Rauner Fund V, L.P. and GTCR Associates V. Each of Messrs. Thoma and Kessinger disclaims beneficial ownership of the shares of Common Stock owned by Golder, Thoma, Cressey, Rauner Fund V, L.P. and GTCR Associates V. The address of each of these holders is 6100 Sears Tower, Chicago, Illinois 60606.

 (9) The shares of Common Stock beneficially owned by Mr. Grove include 1,759 shares subject to options.

(10) The shares of Common Stock beneficially owned by Mr. St. Clair include 1,759 shares subject to options.

                             EXECUTIVE COMPENSATION

   The compensation of executive officers of the Company will be determined by the Board of Directors of the Company. The following table sets forth information regarding the compensation paid or accrued by the Company to the Chief Executive Officer and each of the Company's other executive officers (the "Named Executive Officers") for services rendered to the Company in all capacities during fiscal years 1998, 1997 and 1996.

                           Summary Compensation Table

                                Annual Compensation                Long-Term Compensation
                         ------------------------------------- ---------------------------------
                                                                       Awards            Payouts
                                                               -----------------------   -------
                                                                           Securities
                                                  Other Annual Restricted  Underlying     LTIP    All Other
        Name and              Salary       Bonus  Compensation   Stock    Options/SARs   Payouts Compensation
   Principal Position    Year   ($)         ($)       ($)      Awards (#)     (#)          ($)       ($)
------------------------ ---- -------     ------- ------------ ---------- ------------   ------- ------------
Kevin Rodgers(1)........ 1998 250,000     150,000     --          --            --         --        8,216(2)
 President, Chief        1997 225,000     112,500     --          --            --         --       10,125(3)
 Executive Officer       1996 131,250(4)      --      --          --            --         --          --
 and Director
James O'Neil(5)......... 1998 146,667      79,235     --          --        100,000(6)     --        8,216(7)
 Chief Operating         1997  55,684       7,500     --          --            --         --        1,675(8)
 Officer                 1996     --          --      --          --            --         --          --
Dennis O'Connor(9)...... 1998 159,261      82,500     --          --         40,000(10)    --        7,358(11)
 Chief Financial         1997 125,000      62,500     --          --            --         --        4,545(12)
 Officer                 1996  44,015(13)     --      --          --            --         --       30,741(14)
Paul Ingersoll(15)...... 1998 113,507      62,500     --          --         40,000(16)    --        6,192(17)
 Senior Vice             1997  80,000      40,000     --          --            --         --        3,200(18)
 President and Secretary 1996  52,464(19)     --      --          --            --         --          --

--------
 (1) Mr. Rodgers became an employee of the Company effective June 4, 1996.
 (2) The amount shown includes $4,000 of Company 401(k) matching contributions under the Savings Plan (as defined), a $4,000 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
 (3) The amount shown includes $4,500 of Company 401(k) matching contributions under the Savings Plan and a $5,625 profit sharing contribution under the Savings Plan.
 (4) The amount shown includes $43,750 of accrued salary paid in 1997 pursuant to Mr. Rodgers' employment agreement upon the Company's acquisition of equipment rental businesses meeting certain financial criteria.
 (5) Mr. O'Neil became an employee of the Company effective July 1, 1997 and became an executive officer of the Company effective September 10, 1998.
 (6) Options become exercisable in equal daily installments over the five year period ending July 13, 2003, and were granted pursuant to the Incentive Plan.
 (7) The amount shown includes $4,000 of Company 401(k) matching contributions under the Savings Plan, a $4,000 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
 (8) The amount shown includes $838 of Company 401(k) matching contributions under the Savings Plan and an $837 profit sharing contribution under the Savings Plan.
 (9) Mr. O'Connor became an employee of the Company effective August 19, 1996.
(10) Options become exercisable in equal daily installments over the five year period ending July 13, 2003, and were granted pursuant to the Incentive Plan.

(11) The amount shown includes $3,571 of Company 401(k) matching contributions under the Savings Plan, a $3,571 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
(12) The amount shown includes $2,045 of Company 401(k) matching contributions under the Savings Plan and a $2,500 profit sharing contribution under the Savings Plan.
(13) The amount shown includes $10,909 of accrued salary paid in 1997 pursuant to Mr. O'Connor's employment agreement upon the Company's acquisition of equipment rental businesses meeting certain financial criteria.
(14) The amount shown represents reimbursement for relocation and moving expenses.
(15) Mr. Ingersoll became an employee of the Company effective June 4, 1996.
(16) Options become exercisable in equal daily installments over the five year period ending July 13, 2003, and were granted pursuant to the Incentive Plan.
(17) The amount shown includes $2,988 of Company 401(k) matching contributions under the Savings Plan, a $2,988 profit sharing contribution under the Savings Plan and a $216 life insurance policy premium payment.
(18) The amount shown includes $1,600 of Company 401(k) matching contributions under the Savings Plan and a $1,600 profit sharing contribution under the Savings Plan.
(19) The amount shown includes $13,116 of accrued salary paid in 1997 pursuant to Mr. Ingersoll's employment agreement upon the Company's acquisition of equipment rental businesses meeting certain financial criteria. In addition, the amount shown includes $5,797 of salary paid by the Company for work Mr. Ingersoll performed for Golder, Thoma, Cressey, Rauner, Inc. prior to June 4, 1996 to prepare for the organization and formation of the Company.

   The following tables set forth, for the Named Executive Officers, information regarding stock options granted or exercised during, or held at the end of, fiscal 1998.

                     Option/SAR Grants in Last Fiscal Year

                                                                          Potential
                                                                     Realizable Value at
                                                                       Assumed Annual
                                                                       Rates of Stock
                                                                     Price Appreciation
                                      Individual Grants                for Option Term
                         ------------------------------------------- -------------------
                          Number of   % of Total
                          Securities   Options
                          Underlying  Granted to
                         Options/SARs Employees  Exercise
                           Granted    in Fiscal   Price   Expiration    5%
Name                        (#)(1)       Year     ($/Sh)     Date     ($)(2)  10% ($)(2)
----                     ------------ ---------- -------- ---------- -------- ----------
Kevin Rodgers...........       --         --         --        --         --         --
James O'Neil............   100,000       10.7%    $13.50   7/13/08   $849,008 $2,151,552
Dennis O'Connor.........    40,000        4.3      13.50   7/13/08    339,603    860,621
Paul Ingersoll..........    40,000        4.3      13.50   7/13/08    339,603    860,621

--------
(1) Options to acquire these shares become exercisable in equal daily installments over the five year period ending July 13, 2003, and were granted pursuant to the Incentive Plan. In order to prevent dilution or enlargement of rights under the options, in the event of a reorganization, recapitalization, stock split, stock dividend, combinations of shares, merger, consolidation, distribution of assets or other change in the corporate structure of shares of the Company, the type and number of shares available upon exercise and the exercise price will be adjusted accordingly.
(2) Amounts reflect assumed rates of appreciation from the fair market value on the date of grant as set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                               Option/SAR Values

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                             Shares      Value    Options/SARs at Fiscal   In-the-Money Options/SARs
                            Acquired    Realized       Year End (#)         at Fiscal Year End ($)
Name                     on Exercise(1)  ($)(1)  Exercisable/Unexercisable Exercisable/Unexercisable
----                     -------------- -------- ------------------------- -------------------------
Kevin Rodgers...........      --          --                 --                       --
                                                             --                       --
James O'Neil............      --          --               9,425                      $ 0
                                                          90,575                        0
Dennis O'Connor.........      --          --               3,770                        0
                                                          36,230                        0
Paul Ingersoll..........      --          --               3,770                        0
                                                          36,230                        0

--------
(1) As of the end of the fiscal year, none of the options held by the Named Executive Officers had been exercised.

Management Employment Agreements

   Kevin Rodgers. Mr. Rodgers is party to a senior management agreement with the Company dated as of June 4, 1996, as amended. Under the agreement, Mr. Rodgers will receive an annual base salary of $250,000, which amount shall be reviewed (but not reduced) annually by the Board in its sole discretion. Mr. Rodgers' current annual base salary is $350,000. Mr. Rodgers will be eligible for a bonus of up to 50% of his base salary, which the Board anticipates awarding if Mr. Rodgers meets or exceeds annual operational and financial objectives agreed to by the Board and Mr. Rodgers. If the Company has not met or exceeded its financial or operational objectives, the Board in its discretion may award Mr. Rodgers a bonus of less than 50% of his base salary. Mr. Rodgers will also be entitled to all other benefits as are approved by the Board and made available to the Company's senior management.

   Under the agreement, Mr. Rodgers purchased 96 shares of Class B Common Stock at a price of $10 per share. In addition, under the agreement, Mr. Rodgers agreed to purchase (upon consummation of certain additional investments by Golder, Thoma, Cressey, Rauner Fund V, L.P. in the Company) up to an additional 7,904 shares of Class B Common Stock at a price of $10 per share; provided that Mr. Rodgers was entitled to purchase all or any portion of such shares at a price of $10 per share at such earlier time as Mr. Rodgers determined. Mr. Rodgers purchased all 7,904 of such additional shares in January 1997. All shares of Class B Common Stock owned by Mr. Rodgers will vest over a five-year period beginning March 1997. In connection with and immediately prior to the consummation of the Initial Stock Offering each share of Class B Common Stock owned by Mr. Rodgers was converted into Common Stock. Upon completion of the Initial Stock Offering, the portions of the agreement which restrict the transfer of the Company's securities were terminated.

   Mr. Rodgers' employment with the Company will continue until terminated by the resignation, death or disability of Mr. Rodgers or by the Board in its good faith judgment that termination of Mr. Rodgers' employment is in the best interests of the Company. In the event Mr. Rodgers' employment is terminated
(i) by the Company without cause, (ii) by Mr. Rodgers with good reason or (iii) as a result of Mr. Rodgers' death or disability, until the end of the six-month period commencing on the date of his termination, the Company shall pay to Mr. Rodgers (or his estate) his annual base salary and allow Mr. Rodgers to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option to extend the severance period to the second anniversary of the date of termination, during which period the Company shall pay to Mr. Rodgers (or his estate) his annual base salary and allow Mr. Rodgers to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Mr. Rodgers has agreed not to compete with the Company during the term of his employment and for six months thereafter and during the extended period (if any) and has agreed not to solicit any employees or customers of the Company during the two years following the date of termination of his employment.

   Dennis O'Connor. Mr. O'Connor is party to a senior management agreement with the Company dated as of December 31, 1996, as amended. Under the agreement, Mr. O'Connor will receive an annual base salary of $165,000, which amount shall be reviewed (but not reduced) annually by the Company's Chief Executive Officer with the approval of the Board in its sole discretion. Mr. O'Connor's current annual base salary is $225,000. Mr. O'Connor will also be entitled to all other benefits as are approved by the Board and made available to the Company's senior management.

   Under the agreement, Mr. O'Connor purchased 24 shares of Class B Common Stock at a price of $10 per share. In addition, under the agreement, Mr. O'Connor agreed to purchase (upon consummation of certain additional investments by Golder, Thoma, Cressey, Rauner Fund V, L.P. in the Company) up to an additional 1,976 shares of Class B Common Stock at a price of $10 per share; provided that Mr. O'Connor was entitled to purchase all or any portion of such shares at a price of $10 per share at such earlier time or times as Mr. O'Connor determined. Mr. O'Connor purchased all 1,976 of such additional shares in January 1997. All shares of Class B Common Stock owned by Mr. O'Connor will vest over a five-year period beginning March 1997. In connection with and immediately prior to the consummation of the Initial Stock Offering, each share of Class B Common Stock owned by Mr. O'Connor was converted into Common Stock. Upon completion of the Initial Stock Offering, the portions of the agreement which restrict the transfer of the Company's securities were terminated.

   Mr. O'Connor's employment with the Company will continue until terminated by the resignation, death or disability of Mr. O'Connor or by the Board in its good faith judgment that termination of Mr. O'Connor's employment is in the best interests of the Company. In the event Mr. O'Connor's employment is terminated (i) by the Company without cause, (ii) by Mr. O'Connor with good reason or (iii) as a result of Mr. O'Connor's death or disability, until the end of the six-month period commencing on the date of his termination, the Company shall pay to Mr. O'Connor (or his estate) his annual base salary and allow Mr. O'Connor to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option to extend the severance period to the second anniversary of the date of termination, during which period the Company shall pay to Mr. O'Connor (or his estate) his annual base salary and allow Mr. O'Connor to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Mr. O'Connor has agreed not to compete with the Company during the term of his employment and for six months thereafter and during the extended period (if any) and has agreed not to solicit any employees or customers of the Company during the two years following the date of termination of his employment.

   James O'Neil. Mr. O'Neil is party to an employment agreement with the Company dated as of September 12, 1998. Under the agreement, Mr. O'Neil will receive an annual base salary of $200,000, which amount shall be reviewed annually. Mr. O'Neil will be eligible for a bonus of up to 50% of his base salary, based on certain annual performance targets. For the first year of the agreement, Mr. O'Neil is guaranteed a bonus of $100,000. Mr. O'Neil will also be entitled to the same health, profit sharing and retirement benefits as other similarly-situated employees. In connection with his relocation to Chicago, Illinois, Mr. O'Neil is entitled to temporary living expenses, commuting expenses and moving expenses. Mr. O'Neil also received options to purchase 80,000 shares of Common Stock at the Initial Stock Offering price of $13.50 per share under the Incentive Plan. The options vest over a period of five years and are exercisable for a period of ten years.

   Each of the Company and Mr. O'Neil may terminate the agreement at any time. If the Company terminates the agreement, the Company will pay to Mr. O'Neil severance equal to 18 months of his then current base pay. In addition, upon certain changes of control, Mr. O'Neil may be entitled to a payment equal to $250,000 if he does not remain employed with the Company following the change of control.

   Paul Ingersoll. Mr. Ingersoll is party to a senior management agreement with the Company dated as of June 4, 1996, as amended. Under the agreement, Mr. Ingersoll will receive an annual base salary of $120,000, which amount shall be reviewed (but not reduced) annually by the Company's Chief Executive Officer with the approval of the Board in its sole discretion. Mr. Ingersoll's current annual base salary is $175,000. Mr. Ingersoll will also be entitled to all other benefits as are approved by the Board and made available to the Company's senior management.

   Under the agreement, Mr. Ingersoll purchased 12 shares of Class B Common Stock at a price of $10 per share. In addition, under the agreement, Mr. Ingersoll agreed to purchase (upon consummation of certain additional investments by Golder, Thoma, Cressey, Rauner Fund V, L.P. in the Company) up to an additional 988 shares of Class B Common Stock at a price of $10 per share; provided that Mr. Ingersoll was entitled to purchase all or any portion of such shares at a price of $10 per share at such earlier time or times as Mr. Ingersoll determined. Mr. Ingersoll purchased all 988 of such additional shares in January 1997. All shares of Class B Common Stock owned by Mr. Ingersoll will vest over a five-year period beginning March 1997. In connection with and immediately prior to the consummation of the Initial Stock Offering, each share of Class B Common Stock owned by Mr. Ingersoll was converted into Common Stock. Upon completion of the Initial Stock Offering, the portions of the agreement which restrict the transfer of the Company's securities were terminated.

   Mr. Ingersoll's employment with the Company will continue until terminated by the resignation, death or disability of Mr. Ingersoll or by the Board in its good faith judgment that termination of Mr. Ingersoll's employment is in the best interests of the Company. In the event Mr. Ingersoll's employment is terminated (i) by the Company without cause, (ii) by Mr. Ingersoll with good reason or (iii) as a result of Mr. Ingersoll's death or disability, until the end of the six-month period commencing on the date of his termination, the Company shall pay to Mr. Ingersoll (or his estate) his annual base salary and allow Mr. Ingersoll to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option to extend the severance period to the second anniversary of the date of termination, during which period the Company shall pay to Mr. Ingersoll (or his estate) his annual base salary and allow Mr. Ingersoll to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Mr. Ingersoll has agreed not to compete with the Company during the term of his employment and for six months thereafter and during the extended period (if any) and has agreed not to solicit any employees or customers of the Company during the two years following the date of termination of his employment.

Compensation Committee Interlocks and Insider Participation

   On May 14, 1998, the Board of Directors established the Compensation Committee and appointed Messrs. Thoma, Kessinger and St. Clair to the Compensation Committee. Messrs. Thoma, Kessinger and St. Clair served as members of the Compensation Committee during the remainder of fiscal 1998.

   Prior thereto, the Company had no compensation committee or other committee of the Board performing similar functions. Accordingly, decisions concerning compensation of executive officers were made by the entire Board. Other than Kevin Rodgers, there were no officers or employees of the Company who participated in deliberations concerning such compensation matters.

   See "Certain Relationships and Related Transactions" for information regarding certain transactions between the Company and each of Messrs. Thoma, Kessinger and Rodgers.

Compensation Committee Report on Executive Compensation

   The Compensation Committee makes determinations regarding salaries, compensation and benefits of executive officers of the Company and develops and administers the Incentive Plan. This Compensation Committee report documents the components of the Company's executive officer compensation programs and describes the bases upon which compensation will be determined by the Compensation Committee with respect to the executive officers of the Company.

   This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   Compensation of Executive Officers Generally. The compensation philosophy of the Company is to link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The goals of the Company's executive compensation programs are as follows:

  . To establish pay levels that are necessary to attract and retain highly qualified executives in light of the overall competitiveness of the market for high quality executive talent.

  . To recognize superior individual performance, new responsibilities and new positions within the Company.

  . To balance short-term and long-term compensation to complement the Company's annual and long-term business objectives and strategy and to encourage executive performance in furtherance of the fulfillment of those objectives.

  . To provide variable compensation opportunities based on the Company's performance.

  .  To encourage stock ownership by executives.

  . To further align the interests of executives with the interests of stockholders.

   Components of Fiscal 1998 Compensation. The Compensation Committee reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

   Base Salary. The base pay level for each of Messrs. Rodgers, O'Connor, O'Neil and Ingersoll is set forth in each such executive's senior management or employment agreement. In determining and reviewing base salary levels, the Compensation Committee considers the size and responsibility of the individual's position, the individual's overall performance, the base salaries paid by competitors for comparable positions and, in the case of new hires and in order to help induce the individual to enter the employ of the Company, the individual's compensation history.

   Annual Incentives. The Company utilizes annual bonuses to focus corporate behavior on the achievement of goals for growth, financial performance and other items. Annual bonuses for executive officers are determined by the Compensation Committee based on the achievement of certain operational and financial objectives determined by it and in accordance with such executive officer's senior management or employment agreement. See "--Management Employment Agreements." The operational and financial objectives considered include overall Company performance and the executive's individual performance. Messrs. Rodgers and O'Neil are eligible for a bonus amount up to 50% of their base salary. When Mr. O'Neil was hired by the Company as Chief Operating Officer, he was given a commitment that his bonus payment with respect to his first year of employment as Chief Operating Officer would be $100,000.

   Stock Ownership. The Compensation Committee believes that by providing executive officers with an opportunity to establish a meaningful ownership position in the Company, it can help further align the interests of those persons who have substantial responsibility over the management and growth of the Company with the stockholders of the Company. Under the Incentive Plan, the Compensation Committee awarded options to acquire an aggregate of 937,000 shares of Common Stock in fiscal 1998, including a grant of 100,000 options to Mr. O'Neil, 40,000 options to Mr. O'Connor, 40,000 options to Mr. Ingersoll. See "--Option/SAR Grants in Last Fiscal Year."

   Chief Executive Officer Compensation. The base pay level and annual incentive bonus compensation for Mr. Rodgers, the Company's Chief Executive Officer, are determined by the Compensation Committee based on achievement of operational and financial objectives determined by it and in accordance with his employment agreement. The Compensation Committee has set Mr. Rodgers' base salary for 1999 at $350,000. Mr. Rodgers' bonus eligibility amount continues to be 50% of base salary.

   Certain Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-based, is non-discretionary and has been approved by the Company's stockholders. The Company's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible without limiting the Company's ability to attract and retain qualified executives.

   Summary. After its review of all existing programs, the Compensation Committee believes that the total compensation program for executives of the Company is focused on increasing values for stockholders and enhancing corporate performance. The Compensation Committee currently believes that the compensation of executive officers is properly tied to stock appreciation through stock options or stock ownership. The Compensation Committee believes that executive compensation levels at the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the Compensation Committee.

                                          Submitted by the Compensation
                                          Committee of the Board of Directors

                                          Carl D. Thoma, Chairman
                                          William C. Kessinger
                                          Ronald St. Clair

401(k) Profit Sharing Plan

   The Company maintains a savings plan (the "Savings Plan") qualified under
Section 401(a) and 401(k) of the Internal Revenue Code. Generally, all employees of the Company in the United States who are at least 21 years of age and who have completed six months of service are eligible to participate in the Savings Plan. For each employee who elects to participate in the Savings Plan and makes a contribution thereto, the Company makes a matching contribution of 50% of the first 5% of annual compensation contributed. In addition, the Company may make discretionary profit sharing contributions under the Savings Plan. The maximum contribution for any participant for any year is the maximum amount permitted under Internal Revenue Code.

Long Term Incentive Plan

   The Company has established the National Equipment Services, Inc. Long Term Incentive Plan (the "Incentive Plan"). A maximum of 2,200,000 shares of Common Stock, subject to adjustment, have been initially authorized for the granting of stock options under the Incentive Plan. Options granted under the Incentive Plan may be either "incentive stock options," which qualify for special tax treatment under the Internal Revenue Code, or nonqualified stock options. The purposes of the Incentive Plan are to advance the interests of the Company and stockholders by providing Company employees with an additional incentive to continue their efforts on behalf of the Company, as well as to attract to the Company people of experience and ability. The Incentive Plan is intended to comply with Rule 16b-3 of the Exchange Act.

   All officers, directors and other key employees and consultants of the Company or its subsidiaries are eligible to participate under the Incentive Plan, as deemed appropriate by the Compensation Committee of the Board of Directors. Eligible employees will not pay any cash consideration to the Company to receive the options. The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The exercise price for the incentive stock options must be no less than the fair market value of the Common Stock on the date of grant. The exercise price of nonqualified stock options is not subject to any limitation based upon the then current market value of the Common Stock. Options will expire no later than the tenth anniversary of the date of grant. An option holder will be able to exercise options from time to time, subject to vesting. Options will vest immediately upon death or disability of a participant. Upon termination for cause or at will by the Company, the unvested portion of the options will be forfeited. Subject to the above conditions, the exercise price, duration of the options and vesting provisions will be set by the Compensation Committee of the Board of Directors in its discretion.

   In connection with the Initial Stock Offering, the Company granted stock options to purchase 912,000 shares of Common Stock to certain directors and members of management, including Messrs. O'Connor, O'Neil and Ingersoll who received options to purchase 40,000, 100,000 and 40,000 shares of Common Stock, respectively, at the initial public offering price. Such options vest in equal daily installments over the five year period ending July 13, 2003. The options have a term of ten years.

                               PERFORMANCE GRAPH

   The following graph compares the Company's cumulative total stockholder return on an investment of $100 since July 14, 1998, the Company's initial trading date, with that of the S&P Smallcap 600 Index and that of a peer group of selected companies that the Company believes are most comparable to the Company. The peer group is comprised of the following companies: NationsRent Inc., Neff Corp., Rental Service Corp. and United Rentals Inc.

                             [GRAPH APPEARS HERE]

            COMPARISON SINCE JULY 14, 1998 CUMULATIVE TOTAL RETURN
 AMONG NATIONAL EQUIPMENT SERVICE, INC., PEER GROUP AND S&P SMALLCAP 600 INDEX

                              NATIONAL
Measurement Period            EQUIPMENT                     S&P SMALLCAP
(Fiscal Year Covered)         SVCS., INC.    PEER GROUP      600 INDEX
---------------------         -----------    ----------     ------------
7/14/98                       $100           $100           $100
FYE 9/30/98                   $ 40.83        $ 53.22        $ 78.28
FYE 12/31/98                  $ 76.67        $ 62.98        $ 92.04

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Reclassification and Stock Split

   Immediately prior to the consummation of the Initial Stock Offering, each outstanding share of the Company's Class B Common Stock was converted into one share of Common Stock and each outstanding share of the Company's Class A Common Stock (the "Old Preference Stock") was converted into a number of shares of Common Stock based on a specified formula. Each share of Old Preference Stock was converted into approximately 1,040 shares of Common Stock. Each share of Common Stock was then split into 139 shares of Common Stock.

Certain Loans to Executives

   The Company loaned $64,000 to Mr. Rodgers, $20,000 to Mr. O'Connor and $10,000 to Mr. Ingersoll pursuant to promissory notes (the "Executive Notes") to finance their purchase of the Company's securities. See "Management-- Management Employment Agreements." Each of the Executive Notes is secured by a pledge of the securities purchased with such Executive Note pursuant to an Executive Stock Pledge Agreement between the Company and each of Messrs. Rodgers, O'Connor and Ingersoll. The Executive Notes bear interest at a rate per annum equal to the applicable federal rate as set forth in Section 1274(d) of the Internal Revenue Code of 1986, as amended. The principal amount of the Executive Notes and all interest accrued thereon mature in part on June 4, 2006, with the remainder maturing on January 6, 2007. The Executive Notes may be prepaid in full or in part at any time.

Professional Services Agreement

   In connection with the formation of the Company, the Company entered into a Professional Services Agreement (the "Professional Services Agreement") with Golder, Thoma, Cressey, Rauner, Inc. pursuant to which Golder, Thoma, Cressey, Rauner, Inc. provided financial and management consulting services to the Company. Under the Professional Services Agreement, Golder, Thoma, Cressey, Rauner, Inc. received an annual management fee of $200,000 (plus reimbursement of out-of-pocket expenses) and a fee of 1% of the amount of debt or equity capital raised by the Company from any source, for their assistance in obtaining such capital. For the years ended December 31, 1997 and 1998, the Company had paid or accrued $1,047,238 and $817,000, respectively, in fees under the Professional Services Agreement. The agreement was terminated upon the consummation of the Initial Stock Offering, and no fee was paid with respect to the issuance of Common Stock in the Initial Stock Offering.

Stockholders Agreement and Registration Agreement

   In connection with the formation of the Company, the Company and its stockholders entered into a Stockholders Agreement dated as of June 4, 1996 (the "Stockholders Agreement") which (i) provided for the designation of the Board of Directors of the Company, (ii) imposed certain restrictions on the transfer of shares of the Company, (iii) required the stockholders to take certain actions upon the approval by a majority of the stockholders in connection with an initial public offering or a sale of the Company, (iv) required the Company to offer to sell shares to the stockholders under certain circumstances upon authorization of an issuance or sale of additional shares and (v) granted certain of the stockholders certain participation rights in connection with a sale of shares by other stockholders. The Stockholders Agreement was terminated upon consummation of the Initial Stock Offering.

   In connection with the formation of the Company, the Company and its stockholders entered into a Registration Agreement dated as of June 4, 1996 (the "Registration Agreement") pursuant to which the Stockholders have the right in certain circumstances and, subject to certain conditions, to require the Company to register shares of the Company's Common Stock held by them under the Securities Act. Under the Registration Agreement, except in limited circumstances, the Company is obligated to pay all expenses in connection with such registration.

                   SOLICITATION AND EXPENSES OF SOLICITATION

   The solicitation of proxies will be made initially by mail. The Company's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Company's Common Stock. All expenses of solicitation of proxies will be paid by the Company.

                          ANNUAL REPORT AND FORM 10-K

   Copies of the Company's Annual Report to Stockholders, which includes portions of the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1998, were mailed to stockholders on or about April 14, 1999. Any stockholder entitled to vote at the Annual Meeting who did not receive a copy of the Annual Report may obtain one by writing or calling Mr. Paul Ingersoll, Senior Vice President and Secretary, National Equipment Services, Inc., 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201, telephone (847) 733-1000.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2000 ANNUAL MEETING

   Stockholder proposals for inclusion in the Proxy Statement to be issued in connection with the 2000 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, National Equipment Services, Inc., 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201, and must have been received by the Corporate Secretary on or before December 15, 1999. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                                          The Board of Directors

May   , 1999

                       NATIONAL EQUIPMENT SERVICES, INC.
                       1603 Orrington Avenue, Suite 1600
                           EVANSTON, ILLINOIS  60201

                                     PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints Kevin P. Rodgers and Paul R. Ingersoll, and each of them, proxies, with power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the stock of National Equipment Services, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 17, 1999 and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of the Company's management upon such other business as may properly come before the Annual Meeting of Stockholders.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

1.   Election of director.
                                [_]  FOR THE NOMINEE    [_]  WITHHOLD AUTHORITY
                                                             TO VOTE FOR THE
                                                             NOMINEE
     Nominee:  Ronald St. Clair

2. Approval of the issuance of up to 100,000 shares of Senior Redeemable Convertible Preferred Stock, Series A and the issuance of shares of Common Stock upon conversion thereof.

                                [_]  FOR     [_]  AGAINST   [_]  ABSTAIN

3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

                                 [_]  FOR     [_]  AGAINST   [_]  ABSTAIN

                     (Continued and to be signed and dated on the reverse side.)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.

                                                     Please date and sign exactly as names appear
                                                     on this Proxy. Joint owners should each sign.
                                                     Trustees, executors, etc. should indicate the
                                                     capacity in which they are signing.

                                                     DATED:_________________________, 1999

                                                     SIGNATURE(S):_________________________________
[_]  CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL     ______________________________________________
     MEETING.

[_]  CHECK HERE FOR ADDRESS CHANGE.

     NEW ADDRESS